Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of the Marsico Flexible Capital Fund, to us under the heading “Independent Registered Public Accounting Firm”.

PricewaterhouseCoopers LLP

Denver, Colorado

December 15, 2006